SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. _____)

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FRONTIER FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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FRONTIER FINANCIAL CORPORATION
332 S.W. Everett Mall Way
P. O. Box 2215
Everett, Washington 98213

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2009 Annual Meeting of Shareholders of Frontier Financial Corporation will be held at Frontier Bank, 332 S.W. Everett Mall Way, Everett, Washington, on Wednesday, April 15, 2009, at 7:30 p.m. for the following purposes:

1.	To elect three (3) directors to serve three-year terms;

2.	To ratify the appointment of Moss Adams LLP as Frontier Financial Corporation’s independent registered public accounting firm; and

3.	To act on such other business as may properly come before the Annual Meeting and any adjournment thereof.

Only shareholders of record at the close of business on March 2, 2009, are entitled to notice of and to vote at the meeting and/or any adjournment thereof.

We encourage you to sign up for electronic delivery of future proxy materials in order to conserve natural resources and to help us reduce printing costs and postage fees. For more information, please see “Other Information – Electronic Delivery of Future Proxy Materials.”

All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, we ask that you please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors,

Carol E. Wheeler
Secretary

Everett, Washington
March 13, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 15, 2009. This Proxy Statement and Frontier Financial Corporation’s Annual Report to Shareholders on Form 10-K for fiscal 2008 are available electronically at www.frontierbank.com.

Whether or Not You Plan to Attend the Meeting, Please Complete, Sign, Date and Return the Accompanying Proxy In the Enclosed Self-Addressed Envelope.

PROXY STATEMENT

FRONTIER FINANCIAL CORPORATION
332 S.W. Everett Mall Way
P. O. Box 2215
Everett, Washington 98213

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 15, 2009

GENERAL MATTERS

This Proxy Statement is furnished by the Board of Directors of Frontier Financial Corporation (the “Board”) to the owners of common stock of Frontier Financial Corporation (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of Frontier Financial Corporation (the “Corporation”) to be held on Wednesday, April 15, 2009 at 7:30 p.m. at Frontier Bank, 332 S. W. Everett Mall Way, Everett, Washington, and any adjournment thereof. These proxy materials, together with the 2008 Annual Report, are being mailed to shareholders on or about March 13, 2009, and will be available electronically at www.frontierbank.com by that date as well.

Voting Rights and Outstanding Shares

Only owners of common stock of record at the close of business on March 2, 2009 (the “record date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Corporation had outstanding and entitled to vote 47,131,853 shares of common stock. Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon. If no choice is indicated on the proxy, the shares will be voted in favor of Proposals 1 and 2.

All votes will be counted by inspectors of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes.

Broker Nonvotes

A broker nonvote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on nonroutine matters. Routine matters include the election of directors and ratification of independent accountants. Nonroutine matters include actions on stock plans and most amendments to the articles of incorporation.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Corporation at the Corporation’s principal executive offices, 332 S.W. Everett Mall Way, Everett, Washington 98204, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation Costs

The Corporation will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Corporation may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Corporation. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Voting Results

The Corporation intends to announce preliminary voting results at the Annual Meeting and will publish final results in its quarterly report on Form 10-Q for the second quarter of fiscal 2009, which ends on June 30, 2009.

PROPOSAL 1. ELECTION OF DIRECTORS

Pursuant to the Corporation’s Articles of Incorporation, the Board of Directors has set the number of directors at 9.

The directors are divided into three classes, with each class as nearly equal in number as possible. The members of each class serve three-year terms with one class elected annually. A director appointed to fill a vacancy or fill a position that was created by increasing the number of directors must stand for election at the next shareholders’ meeting at which directors are elected.

If a quorum is present, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker nonvotes have no effect on the vote. The three candidates receiving the highest number of affirmative votes of the shares of common stock entitled to be voted for such directors will be elected directors of the Corporation. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares of common stock will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve, if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Set forth below are the names of each nominee for director, the nominee’s age, the year in which the nominee became a director, the nominee’s principal occupation and business experience for the past 5 years and the names of other publicly held companies for which the nominee serves as a director. The same information is provided thereafter for each director whose term of office does not expire until a later date. The mailing address for all of the nominees and incumbent directors is c/o Frontier Financial Corporation, 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA, 98213.

NOMINEES FOR ELECTION TO TERM EXPIRING 2012

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
Lucy DeYoung	59	1997	1997	President, Simpson Hawley Properties (real estate investment and management)
Edward C. Rubatino	78	1983	1978	President, Rubatino Refuse Removal, Inc.
John J. Dickson	48	2003	2003
President, Frontier Bank (December 2008 to present); President and Chief Executive Officer, Frontier Financial Corporation (January 2006 to December 2008), Chief Executive Officer, Frontier Bank, (May 2003 to December 2008), (Senior Vice President of Frontier Bank (1993 to May 2003).

INCUMBENT DIRECTORS, TERM EXPIRING 2010

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
Michael J. Clementz	65	2000	2000
CEO, Frontier Bank (December 2008 to present), President, Frontier Financial Corporation (December 2008 to present), President, FFP Inc. (January 2006 to December 2008); President and Chief Executive Officer of Frontier Financial Corporation (April 2003 to December 2005); Executive Vice President of Frontier Bank and Frontier Financial Corporation (July 2000 to December 2008).

David M. Cuthill	48	2006	2006	Vice President – Development, General Growth Properties (2007 to present) (a real estate investment trust); Director, Opus Northwest, LLC (2002 to 2006) (full-service real estate developer).
Mark O. Zenger	54	2005	2005	President, First Western Investments, Inc. (hospitality, retail and other real estate investments).

INCUMBENT DIRECTORS, TERM EXPIRING 2011

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
Patrick M. Fahey	66	2006	2006
Chairman of the Board and CEO, Frontier Financial Corporation (December 2008 to present), Chairman of the Board, Frontier Bank, (December 2008 to present), Retired Chairman of Regional Banking, Wells Fargo Bank (2003 to 2004); Chairman, President and Chief Executive Officer of Pacific Northwest Bank (1988 to 2003).

Edward D. Hansen	69	1983	1978	Retired General Manager, Snohomish County PUD (July 2002 to 2006); Mayor, City of Everett (January 1994 to July 2002) and President, Golf N.W.
Darrell J. Storkson	65	1997	1997	Owner, Evergreen Lanes.

The Corporation’s Board of Directors also serves as the Board of Directors of Frontier Bank, a wholly owned subsidiary of the Corporation.

Required Vote and Board Recommendation

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, March 2, 2009, must be present in person or by proxy in order to hold the meeting and to conduct business. If a quorum is present and voting, the three nominees for director receiving the highest number of votes will be elected as directors. Abstentions and broker nonvotes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Moss Adams LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Services provided to the Corporation and its subsidiaries by Moss Adams LLP in fiscal 2008 and 2007 are described under “Independent Registered Public Accounting Firm” on page 24.

Representatives of Moss Adams LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker nonvotes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS THE CORPORATION’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Other Matters

Except for the election of three directors and the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the current fiscal year, the Board of Directors does not intend to bring any other matters to be voted on at the meeting. The Board is not currently aware of any other matters that will be presented by others for action at the meeting.

DIRECTORS’ MEETINGS, COMMITTEES AND COMPENSATION

The Board of Directors of the Corporation held 21 meetings in 2008. The Board of Directors of the Corporation and the Board of Directors of Frontier Bank are comprised of identical Board members, and at each meeting, the Directors conduct a formal Board meeting for each entity. The Board of Directors has established certain standing committees, including the Executive, Audit, Credit and Finance, Personnel and Compensation and Corporate Governance Committees. The following table summarizes the current membership of the Board and each of its committees, as well as the number of times each committee met during fiscal 2008.

Name	Board	Executive Committee	Credit/ Finance	Audit	Personnel/ Compensation	Corporate Governance
Michael J. Clementz	X		Chair
David M. Cuthill	X	X		X	X
Lucy DeYoung	X	X	X	X	X	Chair
John J. Dickson	X		X
Patrick M. Fahey	Chair	Chair	X
Edward D. Hansen	X	X			X	X
Edward C. Rubatino	X	X	Alternate	X
Darrell J. Storkson	X		Alternate		X
Mark O. Zenger	X		X	Chair	Chair	X
Number of meetings held in 2008	21	1	23	15	2	1

Each member of the Board of Directors attended at least 75 percent of the Board and committee meetings of which they were a member.

All Directors are considered independent under the applicable NASDAQ rules except for Patrick Fahey, Michael Clementz and John Dickson, each of whom is employed by the Corporation.

Although the Corporation does not have a formal policy regarding attendance by a member of the Board of Directors at the Corporation’s Annual Meeting of Shareholders, the Corporation has always encouraged its Directors to attend and expects to continue its policy. In 2008, all of the Directors attended the Annual Meeting of Shareholders.

Shareholder Communication with the Board of Directors. Any shareholder wishing to communicate with members of the Board of Directors may do so by mailing a letter addressed to the individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Secretary of the Corporation, Frontier Financial Corporation, 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, Washington 98213.

Audit Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. The Audit Committee’s Charter can be viewed at www.frontierbank.com. Pursuant to the charter, the functions of the Audit Committee include:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process, system of disclosure controls and internal control system;

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department;

•	Monitor the compliance by the Corporation with legal and regulatory requirements and with the Corporation's Corporate Governance Guidelines and Code of Ethics;

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, credit review department and the Board of Directors; and

•	Prepare the Committee report required by the SEC rules to be included in the Corporation's annual proxy statement.

The Board has determined that each member of the Audit Committee is “independent” within the meaning of NASDAQ rules. Mr. Zenger and Mr. Cuthill are “audit committee financial experts” as that term is defined in SEC rules implementing requirements of the Sarbanes-Oxley Act of 2002.

Personnel and Compensation Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Personnel and Compensation Committee, which is available on the Corporation’s website at www.frontierbank.com.

The purposes of the Personnel and Compensation Committee are to carry out the responsibilities of the Board of Directors relating to personnel decisions and compensation of the Corporation’s executive officers, including the Named Executive Officers; to recommend compensation policies, practices and programs for the Corporation and its affiliates; and to produce its Report on Executive Compensation (which is included on page 21 of this proxy statement). The duties and responsibilities of the Committee are to:

•	Recommend to the full Board for approval any new executive incentive compensation plans including equity-based plans and any significant amendments to existing plans.

•	Recommend to the full Board for approval other compensation plans and programs applicable to the Corporation’s executive officers and other senior management.

•	Recommend to the full Board for approval of compensation (including employment, change in control and other compensation agreements) for the Corporation’s executive officers and nonemployee directors.

•
Recommend to the full Board for approval all compensation of senior management, including senior vice president and above, and all other employees with a salary of $100,000 or greater. In determining the compensation for a particular executive or senior officer, the Committee is guided by the following objectives:

▪	Attract and retain highly qualified officers by maintaining competitive compensation packages for officers;

▪	Motivate those officers to achieve and maintain superior performance levels;

▪	Maintain compensation packages that are equitable relative to efforts, skills and other responsibilities of the officer when compared to other positions in the Corporation;

▪
Make a portion of each officer's total compensation package and a specific part of each named executive’s total compensation package at risk and dependent on corporate performance and creation of long-term shareholder value;

▪
Make total compensation for executive and senior officers sufficiently competitive with compensation paid by financial institutions of similar size, with lines of business, geographic dispersion and marketplace position similar to Frontier Bank, so that the Corporation can attract and retain highly qualified officers who will contribute to Frontier Financial Corporation’s and Frontier Bank’s long term success; and

▪
Evaluate the Chief Executive Officer’s performance relative to the performance of the Corporation and consistent with the approved goals and objectives for the Corporation and the Chief Executive Officer and recommend the compensation of the Chief Executive Officer based on this evaluation to the full Board of Directors.

Personnel and Compensation Committee Interlocks and Insider Participation. The Personnel and Compensation Committee consists of nonemployee directors appointed by the Board who meet the independence requirements of the NASDAQ. No director may serve on the Personnel and Compensation Committee unless he or she is a “nonemployee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and satisfies the requirements of an outside director for purposes of Section 162(m) of the Internal Revenue Code. None of the Corporation’s executive officers have served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Corporation’s Board of Directors. Personnel and Compensation Committee members may be removed at any time by a majority of the Board and the Board fills vacancies on the Personnel and Compensation Committee as needed.

Corporate Governance Committee. The function of the Corporate Governance Committee is to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Corporation. A copy of the Committee’s charter can be viewed at www.frontierbank.com.

This Committee recommends to the Board of Directors the slate of director nominees for election to the Board, recommends an individual to be appointed Chairman of the Board and identifies and recommends candidates to be added to the Board between annual shareholder meetings as vacancies occur or otherwise as directed by the Board.

The Committee will consider nominations from shareholders, provided that such nominations are received by the Corporation’s Secretary in accordance with the Corporation’s Articles of Incorporation and the Bylaws. The Committee considers candidates for the Board based upon criteria that includes their business and professional skills, concern for the long-term interests of shareholders, personal integrity and judgment. At least a majority of directors on the Board must be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director.

In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to the Corporation during their term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the members of the Committee will be polled for suggestions as to potential candidates that may meet the criteria above and will discuss candidates suggested by Corporation shareholders. The Committee then selects nominees by majority vote. All of this year’s nominees for election to the Board of Directors served as Board members in the prior year. There were no nominations received from shareholders.

Director Compensation. On the first day of the calendar year each Director of the Corporation is paid an annual retainer determined by the value of a given number of shares of our common stock. Each Director has a choice to be paid in the common stock of the Corporation, or to receive the equivalent fair market value of the stock in cash, or a combination of stock and cash. The retainer for 2007 and 2008 was set at 3,600 shares of the Corporation’s common stock, the fair market value of a share of our common stock on each of the grant dates was $29.83 and $18.76, respectively, and therefore, the retainer paid had a value of $107,388 and $67,536, respectively.

Each Director also receives a fee of $2,800 for each Bank Board meeting attended, except for Patrick M. Fahey, Michael J. Clementz and John J. Dickson. The Chair of the Audit Committee receives an additional fee of $400 for each Board meeting attended. The Secretary of the Board receives an additional fee of $200 for each Board meeting attended. Directors do not receive any fees for attendance at Committee meetings. The following table shows the fees to our Directors in 2008 for the first three quarters, excluding Patrick M. Fahey, Michael J. Clementz and John J. Dickson whose information is included on the Summary Compensation Table. Bank director fees were suspended by the Board in the fourth quarter of 2008.

DIRECTOR COMPENSATION
					Change in
				Non-	in Pension
				Equity	Value and
				Incentive	Nonqualified
	Fees			Plan	Deferred	All other
	Earned	Stock	Option	Compen-	Compen-	Compen-
	or Paid in	Awards	Awards	sation	sation	sation	Total
Name	Cash($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David M. Cuthill	$36,400	$67,536					$103,936
Lucy DeYoung	41,600	67,536					109,936
Edward D. Hansen	36,400	67,536					103,936
Edward C. Rubatino	33,600	67,536					101,136
Darrell J. Storkson	36,400	67,536					103,936
Mark O. Zenger	36,400	67,536					103,936

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table shows the name of each executive officer of the Corporation (including Named Executive Officers) who is not also a director or nominee for director of the Corporation, their age and the offices held with the Corporation and Frontier Bank. All offices are held at the discretion of the Board of Directors.

Name	Age	Office and Year Assumed Office
Carol E. Wheeler	52	Chief Financial Officer of the Corporation (2003 to present) and FFP, Inc. (2003 to December 2008)

SHARE OWNERSHIP INFORMATION

The following table sets forth information, as of March 2, 2009, as to the shares of common stock beneficially owned by (i) those persons who we know to beneficially own more than 5% of our outstanding common stock, (ii) our current Directors and nominees, (iii) the Named Executive Officers of the Corporation who are the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers during the year ended December 31, 2008, listed in the Summary Compensation Table on page 16, and (iv) all Named Executive Officers and Directors of the Corporation as a group. Information provided for Barclays Global Investors and State Street Bank and Trust Company is based on the latest Schedule 13G report that they filed with the SEC as of the record date of March 2, 2009.  Except as otherwise indicated by footnote, the address of all listed shareholder is c/o Frontier Financial Corporation, 332 S.W. Everett Mall Way, Everett, Washington 98204.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Outstanding Shares (2)
Directors
David M. Cuthill	19,700	*
Lucy DeYoung	41,564	*
Edward D. Hansen	449,994 (3)	*
Edward C. Rubatino	592,013 (4)	1.26%
Darrell J. Storkson	585,057	1.24%
Mark O. Zenger	82,675 (5)	*
Named Executive Officers
Patrick M. Fahey**	32,750 (6)	*
Michael J. Clementz**	135,737 (7)	*
John J. Dickson**	893,902 (8)	1.90%
Lyle E. Ryan	104,799(9)	*
Carol E. Wheeler	79,233(10)	*
All Directors and Executive Officers as a group (16 persons)	3,420,109 (11)	7.21%
5% Shareholders
Barclays Global Investors	2,991,528 (12)	6.35%
State Street Bank and Trust Company	2,543,288 (13)	5.40%

*       Less than 1%.
**    Also serves as a Director of the Corporation.

(1)
In determining beneficial ownership, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such securities and/or (2) investment power which includes the power to dispose, or to direct the disposition, of such security. In addition, for the purposes of this chart, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire: (a) through exercise of an option, warrant, or right; (b) through the conversion of security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

(2)
Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but not for the purpose of computing the percentage of the class by any other person.

(3)
Includes 9,090 shares held by Mr. Hansen’s spouse who has voting and dispositive power, 60,744 shares held by Mr. Hansen or Mr. Hansen’s spouse in custody for children or grandchildren, 20,821 shares held in a charitable trust of which Mr. Hansen is trustee and has voting and dispositive power and 144,997 shares held in an investment capacity of which Mr. Hansen has voting and dispositive power.

(4)	Includes 267,826 shares held in a trust of which Mr. Rubatino is trustee and has voting and dispositive power.

(5)
Includes 13,750 shares held in a trust in which Mr. Zenger has voting and dispositive powers and 2,048 shares held by a business partner with respect to which Mr. Zenger disclaims beneficial ownership.

(6)	Includes 6,750 shares which Mr. Fahey has the right to acquire through the exercise of stock options.

(7)	Includes 27,000 shares which Mr. Clementz has the right to acquire through the exercise of stock options.

(8)
Includes 40,290 shares which Mr. John Dickson has the right to acquire through the exercise of stock options, 34,615 shares by Mr. Dickson or Mr. Dickson’s spouse in custody for children, 15,243 shares held in trust of which Mr. Dickson has voting and dispositive power and includes 688,432 shares held by the family limited partnership as a result of Mr. Dickson’s beneficial interest as General Partner of the family limited partnership.

(9)	Includes 43,081 shares which Mr. Ryan has the right to acquire through the exercise of stock options.

(10)
Includes 23,133 shares which Ms. Wheeler has the right to acquire through the exercise of stock options, 423 shares held in custody for children and 6,750 shares by Ms. Wheeler’s spouse and his mother.

(11)
Includes 140,254 shares which Named Executive Officers and Directors listed in the table have the right to acquire through the exercise of stock options and 268,016 shares and options to purchase 135,069 shares held by officers not listed or reflected elsewhere in the table.

(12)
Barclays Global Investors stated in its Schedule 13G filing on February 6, 2009, that, of the 2,991,528 shares beneficially own, it (a) has sole voting power with respect to 2,351,423 shares, (b) has shared voting power with respect to no shares and (c) has sole dispositive power with respect to all 2,991,528 shares.  According to the Schedule 13G filing, the address of Barclays Global Investors is Apianstrasse 6, D-85774, Unterfohring, Germany.

(13)
State Street Bank and Trust Company stated in its Schedule 13G filing on February 13, 2009, that, of the 2,543,288 shares beneficially own, it (a) has sole voting power with respect to 2,543,288 shares, (b) has shared voting power with respect to no shares, and (c) has sole dispositive power with respect to no shares.  According to the Schedule 13G filing, the address of State Street Bank and Trust Company is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the Frontier Financial Corporation executive officers identified in the Summary Compensation Table (“Named Executive Officers”). As more fully described below, the Personnel and Compensation Committee of the Board (the “Committee”) makes all decisions for the total compensation—that is, the base salary, bonuses and incentives and stock options and restricted stock—of the Corporation’s executive officers, including the Named Executive Officers. The Committee’s recommendations for the total direct compensation of the Corporation’s Chief Executive Officer are subject to approval of the Board of Directors.

The day-to-day design and administration of retirement, savings, health, welfare and paid time-off plans and policies applicable to employees in general are handled by Human Resources employees. The Committee (or Board) remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.

Role of the Personnel and Compensation Committee

Purpose. The Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibilities for administering the Corporation’s compensation program offered to the Corporation’s officers and directors.

Outside Consultants And Advisors. The Committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors.

Compensation Philosophy

The goals of the Corporation’s compensation program are to: (1) enable the Corporation to attract, retain and motivate the most qualified, talented employees who contribute to the long-term success of the Corporation; (2) align compensation with business objectives and performance; and (3) align incentives for executive officers with the interests of shareholders to maximize shareholder value. The Corporation emphasizes performance-based compensation that is reasonable and competitive in the marketplace and reviews its compensation practices annually, including comparing them with competitors. Compensation reflects the competition for executive talent and the unique challenges and opportunities facing the Corporation in the financial services market.

The Corporation’s compensation program for all employees generally includes both cash and equity-based factors. Consistent with competitive practices, the Corporation also utilizes cash bonuses and incentive plans based on achievements of financial performance objectives.

Role of Executive Officers and Management in Compensation Decisions

The Personnel and Compensation Committee may invite members of management to attend its meetings and did so for portions of the Committee’s meetings during fiscal 2008. The Committee also meets on occasion with the Corporation’s Chief Executive Officer, Patrick M. Fahey, and/or other executives, including Chief Financial Officer, Carol E. Wheeler, President, John J. Dickson and Executive Vice President Human Resources, Connie Pachek, to obtain recommendations with respect to compensation programs for other corporate executives, employees and nonemployee directors. Mr. Fahey is closely involved in assessing the performance of our executive officers (other than himself) and making recommendations to the Committee regarding base salary, bonus targets and equity compensation for these executive officers.

The Committee also regularly holds executive sessions not attended by any members of management or by nonindependent directors. The Committee discusses Mr. Fahey’s compensation package with him and then makes decisions with respect to Mr. Fahey’s compensation in a Committee only meeting.  The Personnel and Compensation Committee evaluates the Chief Executive Officer’s performance annually relative to the performance of the Corporation and consistent with the approved goals and objectives of the Corporation and the Chief Executive Officer. The Personnel and Compensation Committee then recommends the compensation of the Chief Executive Officer, based on this evaluation, to the full Board of Directors for approval.

Management makes recommendations to the Committee regarding base salary, bonus targets and equity compensation for each of our executive officers other than Mr. Fahey. The Committee is not obligated to accept management’s recommendations with respect to executive compensation.

In formulating its recommendations for executive compensation for fiscal 2008, management used competitive compensation data it gathered from other publicly available sources, as well as compensation data provided by Equilar, Inc. Management complied the data and formulated the recommendations regarding executive compensation that it presented to the Committee. Based on discussions between management and the Board in September 2008, executive management salary compensation for fiscal 2009 was reduced by 5% except for President, John J. Dickson’s compensation which was reduced by 10% due to the Corporation’s and Bank’s 2008 financial performance.  In addition, discretionary bonuses for 2008 were not awarded.

The Chief Executive Officer evaluates the performance of each of the other Named Executive Officers performance annually relative to the performance of the Corporation and consistent with the approved goals and objectives of the Corporation and the Named Executive Officer. The Chief Executive Officer submits this evaluation to the Personnel and Compensation Committee for review and, collectively, the Chief Executive Officer and the Personnel and Compensation Committee then recommend the compensation of the Named Executive Officers to the full Board of Directors for approval.

Compensation decisions for employees who are not Named Executive Officers are made at the appropriate levels within the Corporation with review and oversight provided by the executive officers of the Corporation.

Setting Executive Compensation

Based on the compensation discussion set forth above, the Personnel and Compensation Committee has structured the Corporation’s annual and long-term incentive-based cash and noncash executive compensation to motivate our executives to achieve our business goals and to reward our executives for achieving those goals.

In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded banks, with assets ranging from $1 billion to $10 billion in Washington, Oregon, Idaho and Montana. The peer group, which is periodically reviewed and updated by the Committee, consists of banks similar in size and business to us and which we compete against. The banks comprising the peer group are:

Bank Name	Ticker Symbol
AmericanWest Bancorporation	AWBC
Banner Corporation	BANR
Cascade Bancorp Inc.	CACB
Cascade Financial Corporation	CASB
Columbia Banking System	COLB
Glacier Bancorp Inc.	GBCI
Horizon Financial Corporation	HRZB
Umpqua Holdings Corporation	UMPQ
West Coast Bancorp	WCBO

Due to variances in size among the peer group, the Committee informally analyzes the compensation data for differences in assets and income when making comparisons. We compete with many banks for top level executive talent and as such, set executive compensation at a level comparable to similar peer group executives to enable us to attract, retain and compensate executives to ensure superior results for the Corporation. Variations within these objectives may occur due to the experience level or performance of the individual executive or other market factors.

Data on the compensation practices of our peer group is generally gathered through searches of publicly available information, including publicly available databases. As publicly available information does not typically include information regarding target cash compensation, the Corporation periodically relies upon compensation surveys to provide benchmark target compensation levels for our peer group. Peer group data includes base salary, targeted cash compensation and equity awards, including equity compensation. It usually does not include deferred compensation benefits or generally available benefits, such as 401(k) plans or health care coverage. For fiscal 2008, we obtained sufficient market base salary information for Mr. Fahey, Mr. Clementz, Mr. Dickson, Mr. Ryan and Ms. Wheeler, from public information (for example, proxy statements), which was the Corporation’s primary source. Due to the limited availability of salary information in proxy statements for positions other than these Named Executive Officers, the Committee relied on a combination of public information and survey sources for other executives. The use of compensation surveys to benchmark compensation for the Named Executive Officers was limited to information from our peer group.

There is no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term incentive compensation. Rather, the Committee reviews the available information to establish an appropriate and competitive level and mix of incentive compensation. Income from such incentive compensation is realized based on the performance of the Corporation and the individual compared to established goals. Historically, and in fiscal 2008 as well, the Committee recommended a majority of total compensation to our executive officers in the form of cash compensation.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for the Named Executive Officer were:

•	base salary
•	equity compensation program
•	incentive compensation and profit sharing

•	401(k) savings and profit sharing
•	health care and other benefits

Base Salary

The Corporation sets a base salary for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of the peer group. Individual salaries for each executive officer are set relative to this target group based on certain individual performance and contribution to the Corporation’s results.  As part of the annual performance review process, an executive’s base salary is typically considered for adjustment. The executive’s performance and current compensation are considered at this time.  For fiscal year 2009, due to economic conditions and the Corporation’s performance, base salaries were reduced by 5% for executive management except for Mr. Dickson, which was reduced by 10%.

Cash Bonuses

Named Executive Officers and other employees are eligible to participate in our cash incentive and bonus plans. Our cash bonuses compensate employees for attaining annual financial performance goals for the Corporation’s return on assets, or ROA and return on equity, or ROE. Named Executive Officers, other than the Chief Executive Officer, propose annual goals which are reviewed and approved by the Chief Executive Officer. The Chief Executive Officer’s goals are established in conjunction with the Committee and agreement by the Board.   Bonus payouts for Named Executive Officers are determined at the end of the year by the Committee in its discretion, without any specific formula, based on goal attainment, individual performance and Corporation profitability.  No bonuses were awarded in 2008 to any of the Named Executive Officers due to the financial performance of the Corporation.

The Corporation does not undertake a detailed analysis of how difficult it would be for the Corporation and the Named Executive Officers to achieve the target levels of performance for each performance measure. Rather, both the Committee and management considered the likelihood of the achievement of target levels of performance when recommending and approving the performance measures and target bonuses. At the time the performance measures were set, the Committee believed that the goals would be challenging, but achievable with significant effort and skill.

Stock Option and Restricted Stock Program

We granted stock options and restricted stock awards to Named Executive Officers and other employees, to encourage participants to focus on long-term performance and maximization of shareholder value. These forms of equity compensation help align the long-term interests of the executive officers with those of our shareholders, provide an opportunity for equity ownership, increase retention and help maintain a competitive total compensation package.

Stock options provide the opportunity to purchase our common stock at a price fixed on the grant date. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest.”  Thus, stock options provide an incentive for an option holder to remain employed with the Corporation and links a portion of the option holder’s compensation with shareholders’ interests by providing an incentive that encourages long-term Corporation profitability, which increases the market price of our stock.

The exercise price of stock options is set at fair market value on grant date. Under the shareholder approved Stock Option Plan, the Corporation may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Corporation does not grant stock options with a so-called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options. The Corporation’s long-term performance ultimately determines the value of stock options, because gains from exercised stock options are entirely dependent on long-term appreciation in the Corporation’s stock price.

The granting of incentive stock options and stock awards to directors, executive officers, senior officers and employees are made under the Frontier Financial Corporation 2006 Stock Incentive Plan which was approved by the shareholders at the 2006 Annual Meeting of Shareholders. The 2006 Plan authorizes the grant of stock options, which may include stock appreciation rights, or “SARs,” and restricted stock awards. No SARs or nonqualified stock options have been granted under the Stock Option Plan to date. The Personnel and Compensation Committee is responsible for overall administration of the stock option process and recommends approval of all grants, including those to executive officers. Daily administration of the 2006 Stock Incentive Plan is maintained by the Corporation, under the supervision of the Personnel and Compensation Committee. The Chief Financial Officer has established procedures that provide for consistency and accuracy in determining the fair market value of options and the expense regarding the stock option grants in compliance with FAS 123(R), which the Corporation implemented at the beginning of 2006.

In general, each incentive stock option permits the option holder to purchase in the future a specified number of shares of our common stock from the Corporation at the exercise price, which is the average of the high and low price of the stock on the date of the grant. The incentive stock options generally cliff vest after three years and have a term of ten years from the date of grant. For Messrs. Dickson and Ryan and Ms. Wheeler the incentive stock options granted in 2008 all had cliff vesting of three years from the date of grant, meaning that the executive had to remain employed by the Corporation for three full years to exercise any option granted to our Named Executive Officers. For Messrs. Fahey and Clementz, the incentive stock options granted in 2008 vested immediately and have a term of ten years.  Prior to the exercise of an incentive stock option, the holder has no rights as a shareholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends.

A restricted stock award entitles the executive officer to receive a specified number of our common stock from the Corporation. Stock awards are recommended by the Personnel and Compensation Committee of the Board of Directors, in conjunction with the recommendation of incentive stock options, as part of the overall equity compensation program. Upon granting of a stock award, the holder has full voting rights and the right to receive dividends on shares. The stock awards granted in 2008 vest ratably over three years.

Incentive stock option and restricted stock award levels are determined by the Personnel and Compensation Committee based on an overall review of the total compensation package and the competitive analysis discussed in the section on “Setting Executive Compensation” on page 11, vary among participants based on their positions and have historically been granted in December of each year. Additional information on these grants, including the number of shares subject to each grant, is also shown in the Grants of Plan-Based Awards Table. Our outside directors have not historically participated in our stock option program.

No Backdating or Spring Loading. Frontier Financial Corporation does not backdate options or grant options or stock awards retroactively. The Corporation’s awards or options are generally granted on a fixed date or event each year (historically the scheduled board meeting before fiscal year end), with all required approvals obtained on or before the actual grant date. All grants to all employees require the approval of the Board of Directors.

Fair market value for options and stock awards is determined as the average of the high and low price of our common stock on the grant date. In order to ensure that its exercise price fairly reflects all material information—without regard to whether the information seems positive or negative—every grant is contingent upon an assurance by the Corporation’s legal counsel that the Corporation is not in possession of material undisclosed information. If the Corporation is in possession of such information, grants are suspended until the second business day after public dissemination of the information.

Lack of Grant Date Coordination with the Release of Material NonPublic Information. The grant date for awards to employees is the date the Board of Directors approves the awards based upon the recommendation of the Personnel and Compensation Committee. The Corporation engages in a consistent and predetermined practice for granting annual awards to all employees. The Committee establishes the meeting and grant dates in accordance with the Corporation’s policy and does not schedule these dates based on knowledge of material nonpublic information or in response to the Corporation’s stock price.

Grants are made at Board of Director meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The exercise price for every stock option and the valuation of each restricted stock award is based on the average of the high and low price for our common stock on the date of the grant, using price information from the NASDAQ Stock Market, which represents the fair market value of the shares on the date of grant.

There is a limited term in which stock options can be exercised, known as the “option term.” The option term for executive officers is generally ten years from the date of grant. At the end of the option term, the right to exercise any unexercised options expires. Vesting and exercise rights for stock options and stock awards cease upon termination of employment, except in the case of death or disability.

Our equity compensation program is an important piece of our overall compensation philosophy and helps motivate and retain the executives who lead the growth and success of our Corporation. It provides real incentives for our employees to sustain and enhance our long-term performance and shareholder value. Both our executive officers and the Personnel and Compensation Committee believe that the superior performance of these individuals will contribute significantly to our ongoing and future success.

401(k) Profit Sharing Plan and Trust

The 401(k) Profit Sharing Plan and Trust is a tax-qualified retirement savings plan in which all employees, including the Named Executive Officers, are eligible to participate. Frontier Financial Corporation’s qualified 401(k) Plan allows highly compensated employees to contribute up to 15 percent of their base salary, up to the limits imposed by the Internal Revenue Code—$15,000 for 2008—on a pre- or after-tax basis. Participants that are 50 years or older can also make “catch-up” contributions which in 2008 may be up to an additional $5,000 above the statutory limit under the Plan. Each employee is fully vested in his or her deferred salary contributions when made. We match 100% of the first 4% of pay that employees contribute to the Plan; these matching contributions are mandatory and vest immediately.  In addition to matching employee contributions into the Plan, we may make discretionary contributions of a portion of our income to the Plan each year. We did not make a profit sharing contribution for 2008 due to the impact of the economic downturn or the Corporation’s financial results.

Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time. The 401(k) Plan is designed to provide for distributions in a lump sum, rollovers or monthly distributions after termination of service. However, loans and in-service distributions under certain circumstances such as a hardship, attainment of age 59 ½, or disabilities are permitted.

Split Dollar Insurance Agreements

Neither the Corporation nor Frontier Bank maintains a defined benefit pension plan or nonqualified deferred compensation plan to fund retirement benefits for its Named Executive Officers or other executives. However, in December 2001, Frontier Bank purchased insurance policies on the lives of 53 of its employees, including Messrs. Dickson and Ryan and Ms. Wheeler and entered into Split Dollar Insurance Agreements with each of these executives. These split dollar arrangements were adopted by Frontier Bank to substitute coverage from its previous group-term life insurance program for its employees. The premium amounts paid are the property of Frontier Bank and provide the Bank with a tax equivalent yield which exceeds comparable short-term investment alternatives. Frontier Bank expects to recover in full the premiums paid by it from the Bank’s portion of the policies’ death benefits. Under the Split Dollar Insurance Agreements, when the employee dies, his or her designated beneficiary will be entitled to receive from the insurance proceeds an employee death benefit equal to two times the executive’s base salary, less $50,000, up to a maximum of $250,000. In addition, $50,000 of group term life insurance is provided by the Bank to the executive for a total maximum benefit of $300,000, if the executive dies while employed by the Bank. If the executive’s employment with the Bank terminates by reason of his or her total disability, early or regular retirement from Frontier Bank, the employee death benefit continues, but is reduced to one time the executive’s base salary, up to a maximum of $150,000. Frontier Bank is entitled to receive all insurance proceeds in excess of the employee death benefit. These Split Dollar Insurance Agreements are subject to termination prior to the death of the executive, if: (i) the Bank cancels the insurance policy, becomes bankrupt, dissolves or discontinues its business; or (ii) by written notice by either party; or (iii) the executive’s employment terminates for any reason other than total disability, early or regular retirement.

Compensation of Chief Executive Officer

Mr. Fahey’s base salary and equity compensation for fiscal 2008 were determined in accordance with the compensation philosophy and process described above, including the policy of targeting our compensation within the peer group and paying for performance. In setting Mr. Fahey’s salary and equity compensation, the Committee relied on market-competitive peer group pay data and the strong belief that the Chief Executive Officer significantly and directly influences the Corporation’s overall performance.

Change of Control Arrangements

The Corporation has entered into change of control agreements with eight of its key employees, including the Named Executive Officers Messrs. Dickson and Ryan and Ms. Wheeler. The change of control agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Severance and Change of Control Arrangements” on page 20.

Benefits and Perquisites

As salaried employees, the Named Executive Officers participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable the Corporation to attract and retain its workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that the Corporation has a productive and focused workforce through reliable and competitive health and other benefits. Savings plans help employees, especially long-service employees, save and prepare financially for retirement. The costs of these benefits are included in column (i) of the Summary Compensation Table at page 16.

Frontier Financial Corporation promotes an egalitarian culture — the Corporation does not provide its officers or other senior-level executives with preferential parking, separate dining facilities or similar perquisites. The Corporation’s officers, nonofficer executives and other senior-level employees are eligible for certain additional benefit programs, all of which are quantified in the Summary Compensation Table and available to all eligible employees. The Corporation does not provide loans to executive officers, except in the ordinary course of its banking business as permitted by the rules of the FDIC and the SEC.

Tax Implications of Executive Compensation

Deductibility of Executive Compensation

As part of its role, the Personnel and Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Corporation may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Corporation believes that compensation paid under the Corporation’s Stock Option Plans and other executive compensation plans and arrangements are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Corporation began accounting for stock-based payments including its Stock Option Plan in accordance with the requirements of FASB Statement 123(R).

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2008. We have also entered into change of control agreements with eight of our executive officers, including three of the Named Executive Officers, which are discussed on page 20 of this proxy statement. When setting total annual compensation for each of the Named Executive Officers, the executive’s current compensation, including equity and nonequity based compensation, in considered relative to the executive’s overall performance and the competitive market factors, the company’s financial performance, peer group information and compensation history.  The Committee reviews the factors it considers to be the most relevant for the current fiscal year to set compensation at a reasonable, competitive level.

SUMMARY COMPENSATION TABLE
							Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)

						Non-Equity Incentive Plan Compen- sation (g)

				Stock Awards (3) (e)	Option Awards (4)(5) (f)			All Other Compen- sation (1) (i)

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)						Total (j)

Patrick M. Fahey	2008	$29,700(2)	--	$67,536	$7,090	--	--	$36,900	$141,226
Chief Executive Officer

Carol E. Wheeler	2008	189,000	--	3,875	17,721	--	--	14,170	224,766
Chief Financial Officer

Michael J. Clementz	2008	63,667(6)	--	67,536	7,090	--	--	39,000	177,293
President

John J. Dickson	2008	367,500	--	79,943	21,287	--	--	22,083	490,813
President, Frontier Bank

Lyle E. Ryan	2008	265,650	--	12,407	21,287	--	--	14,170	313,514
EVP, Frontier Bank

(1)
The amount shown in column (i) reflects, for each Named Executive Officer: 401 (k) Savings and Profit Sharing contributions allocated by the Corporation to each of the Named Executive Officers pursuant to the plan which is more fully described on page 20, and the cost of medical, dental, vision, life and disability insurance provided by the Corporation. The amount attributable to each such perquisite or benefit for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such Named Executive Officer, except for Messrs. Fahey and Clementz, which represent their board meeting fees prior to their appointment in December 2008 as CEO and President, respectively.

(2)	Mr. Patrick Fahey’s first day of employment was December 4, 2008. His annual salary was $396,000 as of December 31, 2008.

(3)
Mr. Patrick Fahey, Mr. Michael Clementz and Mr. John Dickson also serve as members of the Board of Directors of the Corporation. In 2008, Messrs. Fahey, Clementz and Dickson each received a retainer 3,600 shares of our common stock in January 2008 which had a value at the time of the award of $18.76 per share, or $67,536, which is reflected in column (e).

(4)
The amounts in column (f) reflect the prorated vesting dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 15 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2009.

(5)
On December 17, 2008, Messrs. Dickson and Ryan were granted an incentive stock option to purchase 6,750 shares and Ms. Wheeler was granted an incentive stock option to purchase 4,500 shares of our common stock at an exercise price of $3.02.  The options will vest on the third anniversary of the grant date.  The fair market value of each option as determined in accordance with FAS 123(R) was $1.05.  Messrs. Fahey and Clementz were granted an incentive stock option to purchase 6,750 shares of our common stock at an exercise price of $3.02 which vest immediately.  The fair value of each option as determined in accordance with FAS 123(R) was $1.05.

(6)
Represents salary paid to Mr. Michael Clementz as President of FFP, Inc. of $40,000 and $23,667 as CEO of Frontier Bank from December 4, 2008 through December 31, 2008.  His annual salary was $360,000 as of December 31, 2008.

STOCK OPTION GRANTS IN 2008

The following table provides information on stock options granted to each of the Corporation’s Named Executive Officers in the fiscal year ended December 31, 2008. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized. The amount of these awards that was expensed is shown in the Summary Compensation Table, column (f) on page 16.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Options Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maxi- mum (#) (h)	(#) (i)	Underlying (#) (j)	Awards ($/Sh) (k)	Option Awards (l)
Patrick M. Fahey	12/17/08	--	--	--	6,750	6,750	6,750	--	--	$3.02	$1.05
Carol E. Wheeler	12/17/08	--	--	--	4,500	4,500	4,500	--	--	3.02	1.05
Michael J. Clementz	12/17/08	--	--	--	6,750	6,750	6,750	--	--	3.02	1.05
John J. Dickson	12/17/08	--	--	--	6,750	6,750	6,750	--	--	3.02	1.05
Lyle E. Ryan	12/17/08	--	--	--	6,750	6,750	6,750	--	--	3.02	1.05

(1)
Options allow the grantee to purchase a share of Frontier Financial Corporation common stock for the fair market value of a share of common stock on the grant date. Options for Messrs. Fahey and Clementz are immediately exercisable and have a ten year term.  Options for Messrs. Dickson and Ryan and Ms. Wheeler become exercisable after 3 years and have ten year terms.

Column (l) represents the aggregate FAS 123(R) values of options granted during the year. The per-option FAS 123(R) grant date value was $1.05 each for all options.  There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS 123(R) value.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
			Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un- exercisable	Equity Incentive Plan Awards Number Of Securities Underlying Un- Exercised Unearned Options	Option Exercise Price	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested	Market Value Of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Patrick M. Fahey	6,750			$3.02	12/17/2018

Carol E. Wheeler	1,800			11.55	12/18/2012
	2,250			14.67	12/16/2013
	3,375			17.78	12/14/2014
	3,375			21.50	12/20/2015
		3,333		29.83	12/12/2016
		4,500		18.76	12/11/2017
		4,500		3.02	12/17/2018	129	$246

Michael J. Clementz	6,750			14.67	12/16/2013
	1,125			17.78	12/14/2014
	5,625			17.77	12/14/2014
	3,720			21.50	12/20/2015
	3,030			21.50	12/20/2015
	6,750			3.02	12/17/2018

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
			Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un- exercisable	Equity Incentive Plan Awards Number Of Securities Underlying Un- Exercised Unearned Options	Option Exercise Price	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested	Market Value Of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John J. Dickson	1,440		$10.22	12/20/2010
	1,620		11.55	12/19/2011
	1,800		11.55	12/18/2012
	6,750		14.67	12/16/2013
	5,625		17.77	12/14/2014
	1,125		17.78	12/14/2014
	3,030		21.50	12/20/2015
	3,720		21.50	12/20/2015
		3,333	29.83	12/13/2016
		5,097	18.76	12/11/2017
		6,750	3.02	12/17/2018
					746	$1,425

Lyle E. Ryan	788		9.78	12/15/2009
	788		7.55	7/19/2010
	1,800		10.22	12/20/2010
	2,025		11.55	12/19/2011
	2,250		11.55	12/18/2012
	6,750		14.67	12/16/2013
	5,625		17.77	12/14/2014
	1,125		17.78	12/14/2014
	3,720		21.50	12/20/2015
	3,030		21.50	12/20/2015
		3,333	29.83	12/12/2016
		5,097	18.76	12/11/2017
		6,750	3.02	12/17/2018
					746	1,425

OPTION EXERCISES AND STOCK VESTED IN 2008
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
Patrick M. Fahey	--	--	--	--
Carol E. Wheeler	--	--	130	$352
Michael J. Clementz	--	--	--	--
John J. Dickson	--	--	563	1,523
Lyle E. Ryan	--	--	563	1,523

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

In January 2007, we entered into change of control agreements with eight of our key employees, including Messrs. Dickson and Ryan and Ms. Wheeler. The purpose of these agreements is to assure continuity of management, to encourage continued service in the event of a change of control and to ensure continued loyalty to maximize shareholder value as well as the continued safe and sound operation of the Corporation and the Bank.

The agreements generally provide that in the event of a termination of employment in connection with, or within 24 months after, a change of control, for reasons other than cause, the executive will receive a lump sum payment seven months after the discontinuance of employment in an amount equal to two times the executive’s W-2 compensation before salary deferrals over the twelve months prior to the effective date of the change of control (excluding any gains from stock-based compensation) less statutory payroll deductions and will continue to be covered by applicable medical and dental plans for 24 months following termination of employment. In the event an executive, after attaining age 60, voluntarily retires within 12 months following a change of control, the executive shall receive a lump sum payment equal to one times W-2 compensation, before salary deferrals (excluding any gains from stock-based compensation), and will continue to be covered by applicable medical and dental plans for 12 months following termination of employment.

In the event an executive receives severance benefits under the agreement, the executive will be restricted by a noncompetition and nonsolicitation period of two years following termination of employment, all as set forth in the agreement.

The vesting of options, restricted stock awards and stock appreciation rights granted under our 2006 Stock Option Plan will accelerate in the event of a change of control.

All Frontier employees, including our Named Executive Officers, are employed “at will” and do not have employment agreements or rights to severance benefits, with the exception of the change of control agreements.  Frontier does not have a pre-defined involuntary termination severance plan or policy for employees, including executives. The Corporation’s practices in such situations may include: (1) salary continuation dependent on the business reason for the termination; (2) lump sum payment based on job level and service with the Corporation; (3) paid health care coverage and COBRA payments for a limited time; and (4) outplacement services.

The table below reflects the amount of compensation we estimate would be paid to each of the Named Executive Officers in the event of termination due to a change of control assuming the officer was terminated effective as of December 31, 2008. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

COMPENSATION UPON TERMINATION FOLLOWING A CHANGE IN CONTROL
			Medical	Option/
			Dental	Awards
			& Vision	Vesting
	Salary	Bonus	Coverage	Acceleration	Total
Name	($)	($)	($)	($)	($)
Carol E. Wheeler	$378,000	--	$9,941	$246	$388,187
John J. Dickson	735,000	--	9,941	1,425	746,366
Lyle E. Ryan	531,300	--	9,941	1,425	542,666

The Corporation will not provide gross-ups for the Named Executive Officers for any taxes due under Section 4999 of the Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Corporation determined that 4999 gross up payments are not appropriate for the Corporation’s most senior level executives.

Stock Option Plans

Frontier Financial Corporation adopted its 2006 Stock Incentive Plan, (or “Stock Option Plan”), effective as of January 1, 2006. The 2006 Plan replaced the Corporation’s 1998 Incentive Stock Option Plan and 2001 Stock Award Plan. All outstanding options under the prior Plans and current plan, which total 1,374,734 shares, are also included in the option information and tables in this proxy statement.

The Stock Option Plan provides that in the event of a change of control of Frontier Financial Corporation or Frontier Bank, any unexercised options or SARs will accelerate in connection with a change of control.

The Stock Option Plan provides for incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) for our employees and nonqualified stock options for directors. All stock options granted have had an exercise price equal to the estimated fair market value of our stock as of the date of grant. No option may have a term of greater than ten years.  No options to Directors have been granted.

All options granted to our Named Executive Officers are incentive stock options, to the extent permissible under the Internal Revenue Code of 1986, as amended. The exercise price per share of each option granted to our Named Executive Officers was equal to the fair market value of our common stock as determined by our Board of Directors on the date of the grant.

As of December 31, 2008, there were options outstanding to purchase a total of 1,374,734 shares of our common stock under the Stock Option Plan and our prior plans and 4,378,358 shares available for grant under the Stock Option Plan.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Personnel and Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Personnel and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by members of the Personnel and Compensation Committee:

Mark Zenger, Chair David Cuthill Lucy DeYoung	Edward D. Hansen Darrell J. Storkson

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Frontier Financial Corporation’s audited financial statements for the fiscal year ended December 31, 2008.

The Audit Committee, comprised of independent directors, met with the independent registered public accounting firm (the independent auditors), management and internal auditors to assure that all were carrying out their respective responsibilities. The Audit Committee discussed with and received a letter from the independent auditors confirming their independence. Both the independent auditors and the internal auditors had full access to the Committee, including regular meetings without management present.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams LLP, the Corporation’s independent accountants. Management is responsible for the preparation, presentation and integrity of Frontier Financial Corporation’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Moss Adams LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

Beginning in fiscal year 2004, management implemented a process of documenting, testing and evaluating the Corporation’s system of internal controls over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Moss Adams LLP at Audit Committee meetings. The Audit Committee also holds regular private sessions with Moss Adams LLP to discuss their audit plan for the year, the results of their quarterly reviews and the annual integrated audit. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Corporation’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC, as well as Moss Adams LLP’s Report of Independent Registered Public Accounting Firm included in the Corporation’s Annual Report on Form 10-K related to its integrated audit of Frontier Financial Corporation’s fiscal 2008 consolidated financial statements and financial statement schedule. The Audit Committee continues to oversee the Corporation’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation.

The Corporation has an Internal Audit and Credit Review Department that reports directly to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussion of audit project results, quarterly assessment of internal controls and risks of fraud.

The Audit Committee has discussed with Moss Adams LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”  In addition, Moss Adams LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Moss Adams LLP their firm’s independence.

Based on its review of the consolidated financial statements and discussions with management and Moss Adams LLP referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in

Frontier Financial Corporation’s Annual Report on Form 10-K for fiscal year 2008, for filing with the Securities and Exchange Commission.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Frontier Financial Corporation’s independent registered public accounting firm, Moss Adams LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Audit and Nonaudit Fees” for more information regarding fees paid to Moss Adams LLP for services in fiscal years 2008 and 2007.

Submitted by members of the Committee:

Mark Zenger, Chair Lucy DeYoung	David M. Cuthill Edward C. Rubatino

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

The Board of Directors has adopted a Code of Ethics for Senior Financial Officers, which is applicable to the Board of Directors, Chief Executive Officer, Chief Financial Officer, the other Named Executive Officers and other senior financial officers designated from time to time by the Chief Executive Officer, in respect of internal controls and public disclosures of the Corporation, violations of the securities or other laws, rules or regulations and conflicts of interest. The Code of Ethics is published on the Corporation’s website at www.frontierbank.com.

To date, there have not been any waivers by the Corporation of the Code of Ethics. Any amendments to, or waivers under, the Code of Ethics which are required to be disclosed by the rules of the Securities Exchange Commission (“SEC”) will also be disclosed on the Corporation’s website.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding future compensation costs or financial performance. Frontier Financial Corporation undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Corporation’s business, particularly those mentioned in the Risk Factors in Item 1A of the Corporation’s Form 10-K for the year ended December 31, 2008, and in its periodic reports on Form 10-Q and Form 8-K, all of which the Corporation incorporates herein by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of reports and written representations furnished to it, the Corporation believes that during fiscal 2008 all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of the Corporation’s common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS

Some of our directors and officers and the business organizations with which they are associated, have been customers of, and have had banking transactions with us, in the ordinary course of our business, and we expect to have such banking transactions in the future. All loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in our opinion; these transactions do not involve more than a normal risk of collectibility or present other unfavorable features.

Policy and Procedures for Approval of Related Party Transactions

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that Corporation decisions are based on considerations other than our best interests and our shareholders. Therefore, our Board of Directors has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than: (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions or NASDAQ rules, or (3) loans made by Frontier Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not involving more than the normal risk of collectibility or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the Chief Financial Officer and may be consummated or may continue only: (i) if the Audit Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by our Personnel and Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Audit Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of Frontier Financial Corporation.

The current policy was formalized and adopted in March, 2007. All related party transactions since January 1, 2006 which were required to be reported in this proxy statement, were approved by either the disinterested members of the Board of Directors or the Personnel and Compensation Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Moss Adams LLP audited the Corporation’s consolidated financial statements for fiscal 2008 and has been similarly engaged for 2009. Representatives from Moss Adams LLP are expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement and will be available to respond to appropriate questions.

Audit and Nonaudit Fees

The following table presents fees for professional services rendered by Moss Adams LLP for the audit of the Corporation’s annual financial statements for the fiscal years ended December 31, 2008 and 2007, and fees billed for other services rendered by Moss Adams LLP.

	Fiscal Years Ended December 31,
	2008	2007
Audit Fees	$334,500	$284,500
Audit Related Fees	72,795	42,500
Total Audit and Related Fees	407,295	327,000
Tax Fees	27,110	28,295
All Other Fees	--	--
Total Fees	$434,405	$355,295

Audit Fees. Consist of fees billed to the Corporation for professional services rendered by Moss Adams LLP in connection with the integrated audit of the Corporation’s financial statements and review of financial statements included in the Corporation’s Forms 10-K and 10-Q or services to the Corporation in connection with statutory or regulatory filings or engagements.

Audit Related Fees. Consist of fees relating to the audit of the Corporation’s 401(k) Savings and Profit Sharing Plan, procedures related to Form S-4 and miscellaneous audit and accounting matters.

Tax Fees. Consist of fees relating to preparation of the Corporation’s federal income tax return, general tax consultations and miscellaneous tax questions.

All Other Fees. There were no other fees for services not included above for fiscal years ended 2008 and 2007.

The Audit Committee is responsible for pre-approving all auditing services and permitted nonaudit services to be performed for the Corporation by the independent registered public accounting firm or any other independent registered public accounting firm, except as provided in this paragraph. In no event shall the independent registered public accounting firm perform any nonaudit services for the Corporation, which are prohibited by Section 10A(g) of the Exchange Act or of the SEC rules or the Public Corporation Accounting Oversight Board. The Committee establishes general guidelines for the permissible scope and nature of any permitted nonaudit services in connection with its annual review of the audit plan and reviews such guidelines with the full Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of nonaudit services if: (i) the aggregate amount of all such nonaudit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the independent registered public accounting firm during the fiscal year in which the nonaudit services are provided; (ii) such services were not recognized by the Corporation at the time of engagement to be nonaudit services and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit. Approvals of nonaudit service to be performed by the independent registered public accounting firm and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required as promptly as practicable in the Corporation's quarterly or annual reports required by Section 13(a) of the Exchange Act.

SHAREHOLDER COMMUNICATIONS

Any shareholder wishing to communicate with the Corporation’s Board of Directors should send its communication to the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, WA 98213.

Although the Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation’s Annual Meeting of Shareholders, the Corporation has always encouraged its Directors to attend and expects to continue its policy. In 2008, all Directors attended the Annual Meeting of Shareholders.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

In order for shareholder proposals to be included in the 2010 proxy materials and considered at the 2010 Annual Meeting of Shareholders, proposals must be received by the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, Washington 98213, no later than November 15, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. In addition, if the Corporation receives notice of a shareholder proposal after November 10, 2009, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

OTHER INFORMATION

Availability of Annual Report

The 2008 Annual Report of the Corporation was mailed to shareholders with this proxy statement. The Corporation will furnish to shareholders without charge a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to Shareholder Services, Frontier Financial Corporation, 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA  98213.

Electronic Availability of Proxy Materials for 2009 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 15, 2009. This Proxy Statement, and Frontier Financial Corporation’s Annual Report to Shareholders on Form 10-K for fiscal 2008 are available electronically at www.frontierbank.com.

Electronic Delivery of Future Proxy Materials

We strongly encourage you to elect to receive future proxy materials electronically in order to conserve natural resources and to help us reduce printing costs and postage fees. With electronic delivery, you will be notified via e-mail as soon as the proxy materials are available on the Internet and you can submit your votes online. To sign up for electronic delivery:

1.           go to our website at www.frontierbank.com;

2.           click on the box, “Electronic Proxy”; and

3.           follow the directions provided to complete your enrollment.

Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment.

No Incorporation by Reference

In Frontier Financial Corporation’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Personnel and Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent we specifically incorporate either report by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

By Order of the Board of Directors,

Carol E. Wheeler
Secretary